SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                12/20/96           10,000            16.2750
          GAMCO INVESTORS, INC.
                                12/20/96           13,400            16.4813
                                12/19/96            2,000-           15.9375
                                12/19/96              500            16.0000
                                12/19/96            4,200            15.8512
                                12/18/96            1,000-           15.2279
                                12/18/96              500            15.3607
                                12/18/96              500-           15.3607
                                12/18/96            1,000            15.2279
                                12/18/96           29,800            15.6795























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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